Exhibit 3.3

ROSS MILLER                                                      Document Number
Secretary of State                                                20120445138-40
206 North Carson Street, Suite 1                            Filing Date and Time
Carson City, Nevada 89701-4299                               06/26/2012 10:09 AM
(775) 684-5708                                                     Entity Number
Website: www.nvsos.gov                                             E0441672005-1

                                                         Filed in the office of

                                                             /s/ Ross Miller
                                                             ROSS MILLER
                                                             Secretary of State
                                                             State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Castmor Resources, Ltd.

2. The articles have been amended as follows (provide article numbers, if available):

The name of the Corporation has been changed from Castmor Resources, Ltd. to Red Giant Entertainment, Inc.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51,860,000

4. Effective date of filing (optional): Date: June 26, 2012      Time: 9:00 a.m.
                  (must be no later than 90 days after the certificate is filed)


5. Signature (Required)


/s/ Benny Powell
------------------------------
Officer of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.